Exhibit 10.3

LOCK-UP AGREEMENT

This Lock-Up Agreement, dated July [ 🌑 ], 2017 (this “Agreement”), by and between the undersigned holder (the “Holder”) and Entellus Medical, Inc., a Delaware corporation (“Entellus”), is being executed and delivered in accordance with the Agreement and Plan of Merger, dated as of July 6, 2017 (the “Merger Agreement”), by and among Entellus, Stinger Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Entellus (“Merger Sub”), Spirox, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, as the Equityholders Representative, pursuant to which Entellus is acquiring the Company by means of a merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Entellus, pursuant to the terms and subject to the conditions provided for in the Merger Agreement (the “Merger,” and the date the Merger is consummated, the “Closing Date”). Capitalized terms not defined herein shall have the meanings given to them in the Merger Agreement.

WHEREAS, the Holder is a stockholder of the Company immediately prior to the consummation of the Merger and, as such, will benefit from the transactions contemplated by the Merger Agreement; and

WHEREAS, the execution and delivery of this Agreement by the Holder is a condition to the Holder’s receipt of the Holders’ applicable portion of the Merger Consideration provided for in the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

1.	Lock-Up.

(a)	The Holder shall not offer, sell, contract to sell, pledge, assign, grant any option, right or warrant to purchase, lend, make any short sale, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of, directly or indirectly, the shares of common stock, par value $0.001 per share, of Entellus (“Entellus Common Stock”) received pursuant to the Merger Agreement (the “Locked-Up Shares”) for the period beginning on the Closing Date and continuing (i) with respect to twenty-five percent (25%) of the Locked-Up Shares, through the closing of trading on the date that is ninety (90) days after the Closing Date, (ii) with respect to an additional twenty-five percent (25%) of the Locked-Up Shares, through the closing of trading on the date that is one hundred and eighty (180) days after the Closing Date and (iii) with respect to the remaining shares, through the close of trading on the date that is three hundred sixty-five (365) days after the Closing Date (each such period, referred to as a “Lock-Up Period” and collectively as the “Lock-Up Period”).

(b)

        Notwithstanding the provisions of Section 1(a), during a Lock-Up Period, the Holder may transfer all or a portion of the Locked-Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the terms and conditions of this Agreement, (ii) to any trust for the direct or indirect benefit of the Holder or an immediate family member of the Holder; provided that the trustee of the trust agrees in writing to be bound by the terms and conditions of this Agreement; provided, further that any such transfer shall not involve a disposition for value, (iii) to the Holder’s affiliates (including, if applicable, commonly controlled or managed investment funds) provided that such affiliate(s) agree in writing to be bound by the terms and conditions of this Agreement, (iv) pursuant to a tender or exchange offer publicly recommended by Entellus’s board of directors, (v) pursuant to a merger, stock sale, consolidation or other transaction publicly recommended by the Entellus’s board of directors, (vi) by will or other testamentary document or by intestacy or (vii) distributions of the Locked-Up Shares to current or former members, partners, stockholders or subsidiaries of Holder provided that such members, partners, stockholders or subsidiaries agree in writing to be bound by the terms and conditions of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “affiliate” shall mean, as applied to any entity, any other entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such entity (for purposes hereof, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise).

(c)	The Holder consents to the entry of stop transfer instructions with Entellus’s transfer agent and registrar against the transfer of the Locked-Up Shares except in compliance with the restrictions set forth in this Section 1.

(d)	Each Holder acknowledges that the Locked-Up Shares will bear a legend, as set forth in the Merger Agreement.

(e)	After the later of: (1) the one-year anniversary of the Closing Date; and (2) the expiration of any Lock-Up Period, Entellus agrees, upon request of Holder, to instruct Entellus’s transfer agent to remove any stop transfer instructions and restrictive legends, with respect to any Entellus Common Stock held by Holder that cease to be Lock-Up Shares pursuant to Section 1(a). In addition, prior to such time, upon reasonable request by a Holder, Entellus agrees to use commercially reasonable efforts to work with its transfer agent to assist such Holder to expedite or facilitate the transfer of any Shares that cease to be Lock-Up Shares pursuant to Section 1(a), including removing any restrictive legends that Entellus believes are no longer necessary and delivering customary opinions to Entellus’s transfer agent, including a customary “blanket” opinion after the six-month anniversary of the Closing Date.

2.	Representations and Warranties. The Holder hereby represents and warrants to Entellus as follows:

(a)	Authorization. The Holder has all requisite power and authority to execute and deliver this Agreement, to perform the Holder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Holder and is a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	Binding Effect. This Agreement shall be binding upon the parties hereto and each of their heirs, beneficiaries, legal representatives, successors and assigns, as applicable.

4.	Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction).

5.	Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the applicable parties.

6.	Counterparts. This Agreement may be executed in a number of identical counterparts (including by PDF or other electronic transmission), all of which shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SIGNATURE LINE FOR INDIVIDUAL HOLDERS:

Name:

SIGNATURE LINE FOR ENTITY HOLDERS:

Entity Name:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ENTELLUS MEDICAL, INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]